Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wellesley Bancorp, Inc., of our report dated March 25, 2016, relating to our audits of the consolidated financial statements of Wellesley Bancorp, Inc. and subsidiary, which reports appears in the Annual Report on Form 10-K of Wellesley Bancorp, Inc. for the year ended December 31, 2015.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

July 26, 2016